KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


         TEL (212) 715-9100                                   47, Avenue Hoche
         FAX (212) 715-8000                                      75008 Paris
                                                                   France

                                 August 24, 2001



E.I.I. Realty Securities Trust
667 Madison Avenue, 16th Floor
New York, New York  10021

                  Re:      E.I.I. Realty Securities Trust
                           FILE NO. 333-45959

Gentlemen:

                  We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 4 to the Registration Statement No. 333-45959 on Form N-1A.

                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP